EXHIBIT 99


FOR IMMEDIATE RELEASE         Contact:              Dennis E. Nixon
                                                    (956) 722-7611 (Laredo)

                                                    Bill West
                                                    (210) 805-0320 (San Antonio)


                 INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES
                                  CASH DIVIDEND

LAREDO, TX,.....March 23, 1999......International Bancshares Corporation ("IBC")
declared on March 18, 1999 a cash dividend on its outstanding shares of common stock of $.60 per share for shareholders of record as of March 31, 1999, payable on April 15, 1999.

IBC is a $4.9 billion multi-bank holding company headquartered in Laredo, Texas, with 93 main banking and branch facilities located in 28 communities in south and southeast Texas, including San Antonio, Houston, Corpus Christi, McAllen, Brownsville, Port Lavaca, Zapata, and throughout the Rio Grande Valley and Texas Gulf Coast.